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                                                                   Exhibit 10.33



                         LETTER OF CONTINUING GUARANTEE


This Letter of Continuing Guarantee is executed at Mumbai this 18th day of
                                                               ----
February 2002 by M/s. Sterlite Industries (India) Ltd., having its Registered Office at B-10/4, Waluj MIDC Industrial Area, Waluj Dist. Aurangabad -- 431 133, Maharashtra, India hereinafter called "the GUARANTOR" (which expression shall, unless it be repugnant to the context or meaning thereof shall mean and include its successors) of the one part and ABN AMRO BANK N.V., a Banking Company incorporated in Netherlands, having its branch office at 14, Veer Nariman Road, Mumbai -- 400 023, hereinafter called "the BANK" (which expression shall unless it be repugnant to the context or meaning thereof mean and include its successors and assigns) of the other part:
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WHEREAS :

(i) At the request of the Guarantor the Bank has granted/agreed to grant to The Madras Aluminium Company Ltd., (hereinafter referred to as "the borrower" the following Credit facilities viz.:

     a) Working Capital facility of Rs. 2.00 Crores (hereinafter collectively called the "said CREDIT FACILITY/IES"),

(ii) One of the conditions of the Bank having agreed to grant/having granted the said credit Facility/ies to the Borrower was that the Guarantor shall execute in favour of the Bank an unconditional and irrevocable continuing Guarantee being these presents:

                   NOW THESE PRESENTS WITNESSETH AS FOLLOWS :

1. The Guarantor doth hereby irrevocably and unconditionally guarantee the due repayment to the Bank at its Veer Nariman Road Branch at Mumbai on demand without demur and/or contestation and notwithstanding any dispute between the Bank and the Borrower of all the amounts including the principal sum of Rs.2,00,00,000/- (Rupees Two Crores only) towards the said credit facility/ies and indebtedness due and payable by the Borrower to the Bank under the said credit facility/ies or any one or more or all of them or any part thereof for the time being outstanding under the said credit facility/ies granted/agreed to be granted by the Bank to the Borrower and all interest, commission, costs, charges and expenses and all other monies whatsoever due owing and payable by the Borrower to the Bank thereunder ("the said dues"), in the event of failure on the part of Borrower in repaying the same to the Bank or discharging its liability thereunder. The Guarantor shall pay to the Bank forthwith on first demand at its Branch Office at 14, Veer Nariman Road, Mumbai - 400 023, the said dues (the decision of the Bank as to such default (failure of the Borrower and the amount claimed therein, being final, conclusive and binding on the Guarantor).

2. The obligations hereunder are joint and several and independent of the obligations of Borrower, and a separate action or actions may be brought against the Guarantor alone or jointly with the Borrower.

3. In the event of the Guarantor's failure to pay the Bank the said dues forthwith on demand made by the Bank then in such event, the aforesaid amount shall be and carry interest at the one percent over and above the Bank rate or such other rate as the Bank may in its absolute discretion stipulate, from the date of demand till payment by the Guarantor.

4. The Guarantor hereby indemnifies the Bank and agrees to keep the Bank indemnified and save harmless at all times till the said credit facility/ies is outstanding, due and payable by the Borrower, against all actions, proceedings, claims and demands, duties, penalties, taxes, losses, damages, cost (as between Advocate and Client) charges and expenses and other liability whatever which may be brought and made against or sustained or incurred by the Bank by reason of having granted/continued/agreed to grant the said credit facility/ies to the Borrower.
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5.   The Bank shall be at liberty, and shall have full discretionary power without the Guarantor's further assent and knowledge and without in any way affecting the Guarantor's liability under this guarantee and the Guarantor hereby waives the rights available to it as surety under the applicable provisions of the Indian Contract Act, 1872 or its statutory modification or re-enactment thereof.

- to renew change/enlarge/release the terms & conditions for grant of the said facility/ies or any advance, credit entered into with/granted to the Borrower, or

- to hold over, renew, or give up in whole or in part, and from time to time, any bills, notes, mortgages, charges, liens or other securities received or to be received from the Borrower either alone or jointly with any other person or persons;

- to vary/exchange or release any securities held or to be held by the Bank for the said credit facility/ies; or

- to release or discharge the Borrower or any person liable with the Borrower as guarantor or otherwise, or

- to do any act or omission the legal consequence of which is to discharge the Borrower or any person liable for or with the Borrower as aforesaid, or

- to postpone for any time or from time to time the exercise of any power or powers conferred upon the Bank by law or otherwise and to exercise the same any time and in any manner and either to enforce or forbear to enforce the covenants or agreements entered into by the Bank with the Borrower or any other remedies or securities available to the Bank, or

- to enter into any composition or compound with or promise to grant/extend time or any other indulgence or not to sue, either the Borrower or any other person liable as surety, or collaterally liable for the Borrower, as the Bank may deem fit,

- And the Guarantor shall not be released by any exercise by the Bank of their liberty with reference to the matters aforesaid or any of them.

6. The Guarantor shall also not be entitled to look into or consider any question or dispute which may arise between the Bank as the Creditor and the Borrower as to repayment by the Borrower to the Bank of all amounts due under the said facility together with all interest, costs, charges and expenses in respect thereof or otherwise howsoever.

7. This Guarantee shall remain in full force and effect until the Borrower is fully discharged by the Bank of all the liabilities under the said credit facility/ies and until the Borrower has got the discharge confirmed in writing from Bank.

8. Further, this guarantee shall be a continuing guarantee and be applicable to the ultimate balance that may become due to the Bank from the Borrower under the said credit facility/ies notwithstanding that the loan account maintained by the Bank for the Borrower, may in the meantime or at any time or times have been in credit or may have disclosed a reduced or nil balance.
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9.   The Bank shall be entitled to retain realise or otherwise dispose off in such manner as the Bank may think fit any securities, now or hereafter held by the Bank and without any liability to account to the Guarantor or any appropriation of such securities or of the proceeds thereof until the said ultimate balance shall have been satisfied.

10. And notwithstanding the Bank receiving payments from the Borrower/the Guarantor or any person or persons as aforesaid liable to the Bank, or from any security held by the Bank of the whole or any part of the amount hereby guaranteed, if the Borrower shall become bankrupt or insolvent or being a corporation or any incorporated company shall pass a resolution for voluntary winding-up or shall be ordered to be wound-up or shall be ordered to be wound-up by an order of the court, or shall enter into any arrangement scheme including rehabilitation scheme approved by Banks/Financial institutions/BIFR etc., compromise with its creditor or creditors, the Bank shall be at liberty without discharging the Guarantors liability to make or assent to any compromises, compositions or arrangements and to rank as creditors for the Bank's total claim hereunder and to receive dividends, composition or other payments thereupon to the entire exclusion and surrender of all the Guarantor's rights as surety/sureties in competition with the Bank, notwithstanding the statutes of bankruptcy or any rule of law or equity to the contrary, unless all the Bank's dues as aforesaid have been satisfied in full.

11. Further, if the Guarantor now have or shall hereafter take any security from the Borrower in respect of the Guarantor's liability under this guarantee, the Guarantor will not prove in the bankruptcy or insolvency or winding-up of the Borrower in respect thereof to the Bank's prejudice and such security shall stand as a security for the Bank and shall forthwith be deposited with the Bank.

12. Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated to the indebtedness of the Borrower to the Bank; and such indebtedness of Borrower to Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this guarantee.

13. The Bank may proceed against and recover from any of the Guarantor's property including any credit balance or security held/to be held in future, by the Bank on the Guarantor's account by sale and or otherwise and allocate and apply the net proceeds of sale and realisation thereof and any other monies in the Bank's hands standing to the Guarantor's credit or belonging to the Guarantor's on any account whatsoever independently the one of the order and in such manner as the Bank may think fit in or towards the payment of any monies payable by the Borrower/Guarantor to the Bank hereunder.

14. The Bank's decision shall be final and binding on the Guarantor in respect of all matters concerning the aforesaid amounts and/or these presents.
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15.  The Bank may enforce and recover upon this guarantee for full amount hereby guaranteed and interest thereon to satisfy its total claim against the Borrower, notwithstanding any composition as aforesaid and notwithstanding any other guarantee, security or remedy which the Bank may hold or be entitled to in respect of the sum hereby secured, and notwithstanding any charges for interest which may be debited in the Bank's account for the Borrower or in any other account for the Borrower.

16. This guarantee shall not be affected by any change in the constitution of the Borrower or the Guarantor and shall not be determined or in any manner prejudiced by any absorption and amalgamation or re-constitution or alteration in the status or change in the Constitution of the Bank but shall ensure and be available for and by the absorbing or amalgamated or reconstituted or altered or changed authority or body.

17. This guarantee shall be in addition and not in substitution to any other guarantee for the Borrower signed by the Guarantor that the Bank may at any time hold.

18. In order to give effect to this guarantee, the Bank shall be entitled to act as if the Guarantor is the Principal debtor to the Bank for all payments and convenants hereby guaranteed.

19. The Guarantor agrees that the Guarantor shall not be entitled to claim the benefit of any legal consequences of any variation of any contract entered into by the Borrower with the Bank, the liability in respect of which is guaranteed by the Guarantor aforesaid.

20. The absence or infirmity of borrowing powers on the part of the Borrower or any irregularity in the exercise thereof shall not affect the Guarantor's liability and any monies advanced to the Borrower shall be deemed to be due and owing notwithstanding such absence, infirmity or irregularity and this guarantee shall not be effected by any change in the name or constitution of the un-incorporated body or firm by death or retirement or otherwise howsoever.

21. This guarantee shall be enforceable against the Guarantor notwithstanding that the securities created/to be created by the Borrower or by the Guarantor or any other collateral securities the Bank might obtain/have obtained from the Guarantor or the Borrower or any negotiable or other securities referred to herein or to which it may extend or be applicable shall at the time of proceedings being taken against the Guarantor on this guarantee be outstanding or unrealised.

22. In addition to all liens upon, and rights of set off against the monies, securities or other property of Guarantor given to the Bank by law, the Bank shall have a lien upon and a right of set off against, all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with the Bank, whether held in a general or special account or deposit, or for safe keeping or otherwise; and every such lien and right of set off may be exercised without demand upon or notice to Guarantor. No lien or right of set off shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of set off or to enforce such lien, or by any delay in so doing and every rights of set off and lien shall continue in full force and effect until such rights of set off or lien is specifically waived or released by an instrument in writing executed by the Bank.
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23.  The demand hereunder in writing shall be deemed to have been duly given to the Guarantor by the Bank, by sending the same by post addressed to the Guarantor at the Guarantor's Registered office hereunder written and shall be effectual notwithstanding any change thereof and notwithstanding notice thereof to the Bank, and such demand shall be deemed to have been received by the Guarantor 24 hours after the posting thereof and shall be sufficient if signed by any officer of the Bank and in proving such service it shall be sufficient to prove that the letter containing the demand was properly addressed and put into the Post Office.

24. This guarantee shall inure for the benefit of the Bank's successors and assigns, and shall be binding on the Guarantor, Guarantor's estate, effects and successors.

25. The Guarantor specifically agrees and confirms that this Guarantee and all matters concerning the same or arising therefrom or relating thereto, shall be construed in all respects by the Laws of India and shall be subject to the exclusive jurisdiction of the courts at Bombay/Chennai only.

26. It is hereby expressly agreed between the parties that even if by any act of legislation and/or by any act of State and/or God if Borrower's debts under the said credit facility/ies to the Bank are suspended or cancelled the Guarantor shall nevertheless be bound to pay to the Bank all the amounts demanded by the Bank from the Guarantor hereunder.


Dated


The Common Seal of Sterlite Industries (India) Limited was hereunto
Affixed pursuant to the Resolution of its Board Meeting held on
The 29th day of January 2002 in the presence of
Mr NAVIN AGARWAL Director and               FOR STERLITE INDUSTRIES (INDIA) LTD.
Mr                                 who have
In token hereof set their respective hands hereto.   /s/ Navin Agarwal

                                                            AUTHORISED SIGNATORY
(GUARANTOR)